UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.  )
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VOLCOM, INC.

(Name of Registrant as Specified In Its Charter)
N/A

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March 31, 2008

Dear Fellow Stockholder:

We cordially invite you to attend Volcom’s 2008 Annual Meeting of Stockholders to be held at 10:00 a.m. Pacific time, on May 6, 2008, at the Volcom Roadhouse, 1660 Placentia Avenue, Costa Mesa, California, 92627. We recommend carpooling as a way to reduce your environmental impact and to minimize parking congestion; on-site parking is limited.

At this year’s annual meeting, stockholders will be asked to elect seven directors and to ratify the appointment of Deloitte & Touche LLP to serve as Volcom’s independent registered public accounting firm for the year ending December 31, 2008. In addition, stockholders will transact any other business that may properly come before the meeting.

Whether or not you plan to attend the annual meeting, it is important that your shares be represented and voted at the meeting. Therefore, we urge you to vote promptly by mailing a completed proxy card in the enclosed postage-paid envelope. If your shares are held in the name of a brokerage firm or bank, you will receive a voting instruction form in lieu of a proxy card. Timely voting will ensure your representation at the annual meeting.

We look forward to seeing you on May 6.

Sincerely,

René R. Woolcott	Richard R. Woolcott
Chairman of the Board of Directors	President, Chief Executive Officer and Member of the Board of Directors

VOLCOM, INC.

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD MAY 6, 2008

To our Stockholders:

NOTICE IS HEREBY GIVEN that the 2008 Annual Meeting of Stockholders of Volcom, Inc. will be held at 10:00 a.m. Pacific time, on May 6, 2008, at the Volcom Roadhouse, 1660 Placentia Avenue, Costa Mesa, California, 92627, for the following purposes:

1. To elect seven directors for the ensuing year or until the election and qualification of their respective successors;

2. To ratify the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for the year ending December 31, 2008; and

3. To transact such other business as may properly come before the meeting or any postponement or adjournment thereof.

Only stockholders of record of shares of our common stock at the close of business on March 10, 2008, the record date, will be entitled to notice of, and to vote at, the 2008 annual meeting and any postponement or adjournment thereof.

We invite all stockholders to attend the annual meeting. Whether or not you plan to attend, it is important that your shares be represented and voted at the meeting. You can vote your shares by completing and returning the enclosed proxy card. If your shares are held in “street name,” your shares are held in the name of a brokerage firm, bank or other nominee and in lieu of a proxy card you should receive from that institution an instruction form for voting by mail and you may also be eligible to vote your shares electronically via the internet or telephone. Should you receive more than one proxy card or voting instruction form because your shares are held in multiple accounts or registered in different names or addresses, please sign, date and return each proxy card or voting instruction form to ensure that all of your shares are voted. For information regarding voting in person at the annual meeting, please see “How do I vote?” on page 2 of the proxy statement.

For admission to the annual meeting, each stockholder may be asked to present valid picture identification, such as a driver’s license or passport, and proof of ownership of Volcom stock as of the record date, such as the enclosed proxy card or a brokerage statement reflecting stock ownership as of the record date.

By Order of the board of directors,

Douglas P. Collier
Chief Financial Officer, Secretary and Treasurer

Costa Mesa, California
March 31, 2008

YOUR VOTE IS VERY IMPORTANT

REGARDLESS OF THE NUMBER OF SHARES YOU OWN. PLEASE READ THE ATTACHED PROXY STATEMENT CAREFULLY, AND THEN COMPLETE, SIGN, DATE AND RETURN THE ENCLOSED PROXY CARD OR VOTING INSTRUCTION FORM AS PROMPTLY AS POSSIBLE IN THE ENCLOSED POSTAGE-PAID ENVELOPE.

Volcom®, ® (The Stone Design mark), Volcom Entertainment®, Veeco Productions®, Amphibulatortm, Volcom Creedlerstm, Let The Kids Ride Freetm, Moclovtm, Modulatortm, V.co-Operativetm, V.Co-Logical®, Youth Against Establishment®, Volcom Highweartm, Peanut Butter & Rail Jamtm, Push More, Drive Lesstm, Assembling the Atomic Jigsawtm, Totally Crustaceous Surf Tourtm, Wild in the Parkstm and Zip-Techtm are trademarks of Volcom, Inc. This proxy statement may also contain trademarks, trade names and service marks of others.

**	This proxy statement was printed on recycled paper.

1740 Monrovia Avenue
Costa Mesa, California 92627

ANNUAL MEETING OF STOCKHOLDERS TO BE HELD
May 6, 2008

PROXY STATEMENT

SOLICITATION OF PROXIES

The accompanying proxy is solicited on behalf of the board of directors of Volcom, Inc., or Volcom, we, us or our, for use at our Annual Meeting of Stockholders to be held at the Volcom Roadhouse, 1660 Placentia Avenue, Costa Mesa, California, 92627, on May 6, 2008 at 10:00 a.m. Pacific time, and at any and all continuation, adjournments or postponements thereof, or the annual meeting. Directions to attend the meeting can be found on our Internet website, www.volcom.com/2008annualmeeting.

Important Notice Regarding the Availability of Proxy Materials for the 2008 Shareholder Meeting to Be Held on May 6, 2008

This proxy statement and our 2007 annual report to stockholders are available on our website address at www.volcom.com/2008annualmeeting. This website address contains the following documents: notice of the annual meeting, proxy statement and the 2007 annual report to stockholders. You are encouraged to access and review all of the information contained in the proxy materials before voting.

INFORMATION ABOUT THE ANNUAL MEETING AND VOTING

What is the purpose of the annual meeting?

You are being asked to (i) approve the appointment of seven directors, to serve for the ensuing year and until their respective successors are duly elected and qualified, and (ii) ratify the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for the year ending December 31, 2008. These matters and other information are described in more detail in this proxy statement.

Who is entitled to vote?

Only holders of record of the approximately 24,349,520 shares of Volcom’s common stock outstanding at the close of business on the record date, March 10, 2008, will be entitled to notice of and to vote at the annual meeting or any adjournment or postponement thereof. On each matter to be considered at the annual meeting, each stockholder will be entitled to cast one vote for each share of our common stock held of record by such stockholder on March 10, 2008.

In accordance with Delaware law, a list of stockholders entitled to vote at the annual meeting will be available at the annual meeting, and for 10 days prior to the annual meeting at Volcom, Inc., 1740 Monrovia Avenue, Costa Mesa, California 92627, Monday through Friday between the hours of 9 a.m. and 4 p.m. Pacific time.

How many votes do I have?

Holders of our common stock will vote at the annual meeting as a single class on all matters, with each holder of a share of our common stock entitled to one vote per share held.

What is a quorum and what vote is required for each item?

In order to constitute a quorum for the conduct of business at the annual meeting, a majority of the outstanding shares of our common stock entitled to vote at the annual meeting must be present or represented at the annual meeting. Pursuant to Delaware law, directors are elected by a plurality vote. With regard to the election of directors, votes may be cast in favor of or withheld from each nominee. The seven nominees securing the most “in favor” votes are elected. The other matter submitted for stockholder approval at the annual meeting (i.e. ratification of our independent registered public accounting firm) will be decided by the affirmative vote of a majority of shares present in person or represented by proxy at the annual meeting and entitled to vote on such proposal. Abstentions may be specified for this proposal and will be counted as present for purposes of determining the existence of a quorum regarding the proposal on which the abstention is noted and will also be counted as a vote against such proposal for purposes of determining whether stockholder approval of that proposal has been obtained. Shares that are not voted by a broker who is the record holder of the shares because the broker is not instructed to vote and does not have discretionary authority to vote (i.e., broker non-votes) and shares that are not voted in other circumstances in which proxy authority is defective or has been withheld, will be counted for purposes of establishing a quorum. Broker non-votes and other non-voted shares will not be deemed to be entitled to vote for purposes of determining whether stockholder approval of that matter has been obtained and thus will have no effect on the outcome of such matter. We do not expect any broker non-votes, as brokers have discretionary authority to vote for all directors and for ratification of our independent registered public accounting firm.

If a quorum is not present, the annual meeting will be adjourned until a quorum is obtained.

How do I vote?

If your shares are registered directly with Computershare (formerly US Stock Transfer, our transfer agent), you are a holder of record and may either vote your shares via mail with the enclosed proxy or in-person at the annual meeting.

If your shares are registered in the name of a bank, broker or other nominee, you may vote your shares via mail with the enclosed voting instruction card and you also may be eligible to vote your shares electronically over the Internet or by telephone. A large number of banks and brokerage firms are participating in the Broadridge Investor Communication Solutions formerly known as ADP Investor Communication Services online program. This program provides eligible stockholders who receive a paper copy of the Annual Report and proxy statement the opportunity to vote via the Internet or by telephone. If your bank or brokerage firm is participating in Broadridge’s program, your voting instruction card will provide instructions. If your voting instruction card does not reference Internet or telephone information, please complete and return the enclosed paper voting instruction card in the self-addressed postage paid envelope provided. Please note that if your shares are held of record by a broker, bank or other nominee, and you decide to attend and vote at the annual meeting, your vote in person at the annual meeting will not be effective unless you bring to the annual meeting a legal proxy from the record holder of the shares (your broker or other nominee) authorizing you to vote at the annual meeting.

What if I receive more than one proxy card or voting instruction form?

If you receive more than one proxy card or voting instruction card because your shares are held in multiple accounts or registered in different names or addresses, please be sure to complete, sign, date and return each proxy card or voting instruction form to ensure that all of your shares will be voted. Only proxy cards and voting instruction card that have been signed, dated and timely returned will be counted in the quorum and voted.

Who will count the votes and how will my votes by counted?

All votes will be tabulated by the inspector of election appointed for the annual meeting, who will separately tabulate affirmative and negative votes, abstentions and broker non-votes.

If the enclosed proxy card or voting instruction card is properly signed, dated and returned, your shares will be voted at the annual meeting in accordance with your instructions. If you do not specify how your shares are to be voted, your shares will be voted FOR the election of each of the seven nominees for election to the board of directors listed in the proxy; and FOR the ratification of the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for its year ending December 31, 2008.

Can I change my vote after I have voted?

Any stockholder has the power to revoke his or her proxy at any time before it is voted. A proxy may be revoked by a stockholder of record by delivering a written notice of revocation to our Corporate Secretary, by presenting a later-dated proxy executed by the person who executed the prior proxy, or by attendance at the annual meeting and voting in person by the person who executed the proxy. Attendance at the annual meeting will not, by itself, revoke a proxy. Written notices of revocation and other communications with respect to the revocation of proxies should be addressed to our Corporate Secretary at Volcom, Inc., 1740 Monrovia Avenue, Costa Mesa, California 92627.

If your shares are held in the name of a broker, bank or other nominee, you may change your vote by submitting new voting instructions to your bank, broker or other record holder. Please note that if your shares are held of record by a broker, bank or other nominee, and you decide to attend and vote at the annual meeting, your vote in person at the annual meeting will not be effective unless you present a proxy, issued in your name from the record holder, your broker.

How and when may I submit a stockholder proposal for the 2009 annual meeting of Stockholders?

In the event that a stockholder desires to have a proposal considered for presentation at the 2009 annual meeting of stockholders, and included in our proxy statement and form of proxy card used in connection with such meeting, the proposal must be forwarded, in writing, to Volcom’s Corporate Secretary so that it is received no later than December 1, 2008. Any such proposal must comply with the requirements of Rule 14a-8 promulgated under the Securities Exchange Act of 1934, as amended, or the Exchange Act.

If a stockholder, rather than including a proposal in the proxy statement as discussed above, commences his or her own proxy solicitation for the 2009 annual meeting of stockholders or seeks to propose business for consideration at that meeting, we must receive notice of such proposal not less than 90 nor more than 120 days prior to the meeting. If the notice is received earlier than the close of business on January 6, 2009 or after the close of business on February 5, 2009, it will be considered untimely pursuant to the advance notice provisions of our Bylaws and Rule 14a-4(c)(1) promulgated under the Exchange Act, and the proxy holders designated by Volcom will have discretionary voting authority under proxies solicited for the 2009 annual meeting of stockholders with respect to such proposal, if properly presented at the meeting.

Please address any stockholder proposals or notices of proposals to our Corporate Secretary at Volcom, Inc., 1740 Monrovia Avenue, Costa Mesa, California 92627.

Can I sign up to access future stockholder communications electronically?

While we do not currently provide access to future stockholder communications electronically, we expect to be doing so in the future.

Who will bear the cost of soliciting proxies?

Volcom will bear the entire cost of the solicitation of proxies for the annual meeting, including the preparation, assembly, printing, and mailing of this proxy statement, the proxy card and any additional solicitation materials furnished to stockholders. Copies of solicitation materials will be furnished to brokerage houses, fiduciaries and custodians holding shares in their names that are beneficially owned by others so that they may forward the solicitation materials to the beneficial owners. We may reimburse such persons for their reasonable expenses in forwarding solicitation materials to beneficial owners. The original solicitation of proxies by mail may be supplemented by solicitation by personal contact, telephone, facsimile, email or any other means by directors, officers or employees of Volcom. No additional compensation will be paid to those individuals for any such services.

This proxy statement is being mailed to our stockholders on or about March 31, 2008.

MATTERS TO BE CONSIDERED AT THE ANNUAL MEETING

PROPOSAL ONE:

ELECTION OF DIRECTORS

Our stockholders are being asked to elect seven directors for the ensuing year or until the election and qualification of their respective successors. Directors are elected at each annual meeting of stockholders and hold office until their successors are duly elected and qualified at the next annual meeting of stockholders. Our bylaws provide that our board of directors shall consist of between two and nine members, with the exact number of directors to be determined by resolution of the board of directors. Pursuant to a resolution adopted by our board of directors, the authorized number of members of the board of directors has been set at seven.

Based upon the recommendation of the Nominating and Corporate Governance Committee, the following persons have been nominated for re-election to the board of directors at this 2008 annual meeting of stockholders. The following biographies set forth information as of March 10, 2008 (the record date) concerning the nominees for directors.

Name, Age, Principal Occupation or Position and Directorships of Other Publicly Owned Companies

Richard R. Woolcott, 42, founded Volcom in 1991 and has served as a director and our President and Chief Executive Officer since our inception. Mr. Woolcott also served as our Chairman from inception until July 2000. From 1989 until 1991, he worked in the marketing and promotions department of Quiksilver, Inc., a New York Stock Exchange, or NYSE, listed action sports company. From 1981 to 1989, he was a sponsored athlete for Quiksilver. Mr. Woolcott was inducted into the National Scholastic Surfing Association Hall of Fame in 2004 and was named the Surf Industry Manufacturers Association Individual Achiever of the Year in 2003. Mr. Woolcott was a member of the National Scholastic Surfing Association National Team from 1982 through 1985 and was selected as a member of the United States Surfing Team in 1984. He earned a B.S. in Business Administration from Pepperdine University. Our Chairman, René Woolcott, is the father of our President and Chief Executive Officer, Richard Woolcott.

René R. Woolcott, 76, has served on our board of directors since our inception in 1991 and has served as our Chairman since July 2000. From 1985 to the present, Mr. Woolcott has served as Chairman and President of Clarendon House Advisors, Ltd., a privately owned investment company. From 1976 to 1985, he was Chairman and Chief Executive Officer of Aronson Woolcott & Co., member of the New York Stock Exchange specializing in institutional equity research. From 1973 to 1976, he was President and Chief Executive Officer of Diebold Venture Capital. From 1965 to 1973, he acquired control of Pacific Clay Products, a manufacturer of industrial clay building products, and created its parent, Pacific Holding Corp., where he was Chairman and Chief Executive Officer. Mr. Woolcott holds a B.S. summa cum laude from New York University and an M.B.A. from Harvard University. Our President and Chief Executive Officer, Richard Woolcott, is the son of our Chairman, René Woolcott.

Douglas S. Ingram, 45, has served on our board of directors since June 2005. Mr. Ingram has been the Executive Vice President, Chief Administrative Officer, General Counsel and Secretary of Allergan, Inc., a NYSE-listed specialty pharmaceutical company, since October 2006. Prior to that, Mr. Ingram served as Executive Vice President, General Counsel, Secretary and Chief Ethics Officer of Allergan, Inc. Prior to that, Mr. Ingram served as Allergan’s Corporate Vice President, General Counsel, Secretary and Chief Ethics Officer since July 2001. Prior to that, he was Allergan’s Senior Vice President and General Counsel since January 2001, and Assistant Secretary since November 1998. Prior to that, Mr. Ingram was Allergan’s Associate General Counsel from August 1998, Assistant General Counsel from January 1998 and Senior Attorney and Chief Litigation Counsel from March 1996. Prior to joining Allergan, Mr. Ingram was, from August 1988 to March 1996, an attorney with the law firm of Gibson, Dunn & Crutcher. Mr. Ingram received a B.A. from Arizona State University and a law degree from the University of Arizona.

Anthony M. Palma, 46, has served on our board of directors since June 2005. Mr. Palma served as President and Chief Executive Officer of Easton-Bell Sports, a privately held manufacturer, marketer and distributor of sports equipment, from April 2006 to March 2008. Prior to that, Mr. Palma served as the President and Chief Executive Officer of Easton Sports, Inc., since July 1995. Prior to that, Mr. Palma served as Chief Financial Officer of Easton Sports, Inc. since 1993. Prior to joining Easton in 1993, Mr. Palma was with KPMG Peat Marwick from 1985 to 1993. Mr. Palma earned a B.S. in Accounting from California State University, Northridge.

Joseph B. Tyson, 46, has served on our board of directors since June 2005. Mr. Tyson has served on our board of directors since June 2005. From October 2006 until August 2007, Mr. Tyson was the Chief Operating Officer of The Picerne Group, a privately-funded international investment firm. Prior to joining The Picerne Group, Mr. Tyson served as the Executive Vice President, Chief Financial Officer, Treasurer and Secretary of Pan Pacific Retail Properties, Inc., an NYSE-listed real estate investment trust, since October 1999, until its sale to Kimco Realty in October 2006. Prior to that, Mr. Tyson was Chief Financial Officer of The Allen Group, a San Diego-based real estate company, from 1998 until 1999. Prior to 1998, Mr. Tyson was with Heitman Financial Ltd. for 11 years serving in various capacities including Senior Vice President and as a member of the firm’s Executive Committee. Mr. Tyson became licensed as a Certified Public Accountant during his tenure with PricewaterhouseCoopers from 1984 to 1987 in New York.

Carl W. Womack, 56, has served on our board of directors since June 2005. Mr. Womack served as the Senior Vice President and Chief Financial Officer of Pacific Sunwear of California, Inc., a NASDAQ-listed apparel retailer, from 1994 until his retirement in October 2004. He served as Vice President of Finance and Chief Financial Officer of Pacific Sunwear from May 1986 to September 1994. He served as Secretary of Pacific Sunwear from November 1992 to October 2004. Prior to joining Pacific Sunwear, Mr. Womack served in several positions in public and private accounting. Mr. Womack earned a B.S. in Business Administration and Accounting from California State University, Northridge.

Kevin G. Wulff, 56, has served on our board of directors since June 2005. Mr. Wulff has been the President and Chief Executive Officer of Pony International, LLC since March 2007. Prior to that, he was the President and Chief Executive Officer of American Sporting Goods from March 2005 through February 2007. Prior to that, Mr. Wulff served as Vice President, Business Development and Sports Marketing for Adidas America from 2003 to January 2005. From October 2001 to March 2003, Mr. Wulff served as Chairman and Chief Executive Officer of the Women’s Tennis Association. From June 2000 to October 2001, he served as Senior Vice President/ General Manager — Emerging Business and Subsidiaries for Nike, Inc. From 1998 to June 2000, Mr. Wulff served as Senior Vice President/General Manager — USA for Nike, Inc. From 1997 to 1998, he served as Vice President/General Manager — Americas for Nike, Inc. He served as the President of Nike Canada from 1994 to 1997 and General Manager of Nike, Inc. from 1993 to 1994. Prior to joining Nike, Inc. in 1993, he served in various capacities with Miller Brewing Company from 1987 to 1993. Mr. Wulff holds a B.S. in Social Science, Business and Physical Education from the University of Northern Iowa.

Recommendation of the Board of Directors

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE ELECTION OF ALL SEVEN NOMINEES NAMED ABOVE. Unless instructed to the contrary, the shares represented by the proxies will be voted FOR the election of the seven nominees named above as directors. Although it is anticipated that each nominee will be able to serve as a director, should any nominee become unavailable to serve, the proxies will be voted for such other person or persons as may be designated by our board of directors. As of the date of this proxy statement, the board of directors is not aware of any nominee who is unable or will decline to serve as a director.

PROPOSAL TWO:

RATIFICATION OF APPOINTMENT OF INDEPENDENT
REGISTERED PUBLIC ACCOUNTING FIRM

The firm of Deloitte & Touche LLP, our independent registered public accounting firm for the year ended December 31, 2007, was selected by the Audit Committee to act in the same capacity for the year ending December 31, 2008. Neither the firm nor any of its members has any relationship with us or any of our affiliates except in the firm’s capacity as our auditor.

A representative of Deloitte & Touche LLP is expected to be present at the annual meeting and will have the opportunity to make statements if he or she so desires and respond to appropriate questions from the stockholders.

In the event that the stockholders do not approve the selection of Deloitte & Touche LLP, the appointment of the independent registered public accounting firm will be reconsidered by the Audit Committee. Even if the selection is ratified, the Audit Committee in its discretion may direct the appointment of a different independent accounting firm at any time during the year if the Audit Committee believes that such a change would be in the best interests of Volcom and its stockholders.

Recommendation of the Board of Directors

The Board of Directors recommends a vote FOR the ratification of the appointment of Deloitte & Touche LLP to serve as Volcom’s independent registered public accounting firm for the year ending December 31, 2008. Unless authority to do so is withheld, the proxy holders named in each proxy will vote the shares represented thereby FOR the ratification of the appointment of Deloitte & Touche LLP.

OTHER MATTERS

We know of no other matters that will be presented for consideration at the annual meeting. If any other business properly comes before the annual meeting, it is the intention of the proxy holders to vote the shares they represent as the board of directors may recommend. Discretionary authority with respect to such other business is expressly granted by the completion of the enclosed proxy card or voting instruction form. The proxy holders shall vote at their discretion on any procedural matters that may come before the meeting.

CORPORATE GOVERNANCE

Board Meetings

The board of directors held eight meetings and met in three executive sessions during the year ended December 31, 2007. Each of our directors attended or participated in at least 75% of the combined total of (i) all meetings of the board of directors that took place when such director was a member of the board of directors and (ii) all meetings of those committees of the board of directors on which such person served, which were held during such period. The board has a policy that each board member attends the annual meeting of stockholders, absent unusual circumstances; provided, however, that members may attend such annual meeting by telephone if necessary to mitigate conflicts. Each board member attended the 2007 annual meeting of stockholders.

Stockholder Communications with the Board of Directors

Any stockholder who desires to contact the Chairman of the Nominating and Corporate Governance Committee or any member of the board of directors may do so by writing to the Volcom, Inc. Board of Directors, Attn: General Counsel, 1740 Monrovia Avenue, Costa Mesa, CA 92627. Communications received will be distributed by our General Counsel to the Chairman of the Nominating and Corporate Governance Committee or such other member or members of the board of directors as deemed appropriate by our General Counsel, depending on the facts and circumstances outlined in the communication received. For example, if any complaints regarding accounting, internal accounting controls or auditing matters are received, they will be forwarded by our General Counsel to the Chairperson of the Audit Committee for review.

Independence of the Board of Directors

After review of all the relevant transactions or relationships between each director (and his family members) and us, our senior management and our independent registered public accounting firm, our board of directors affirmatively determined that all but two of our directors, René Woolcott and Richard Woolcott, are independent directors under the applicable listing standards of NASDAQ and the rules of the U.S. Securities and Exchange Commission, or the SEC. These independent directors are Messrs. Ingram, Palma, Tyson, Womack and Wulff. In making its independence determinations, the board has concluded that none of these members has a relationship which, in the opinion of the board, would interfere with the exercise of independent judgment in carrying out the responsibilities of a director.

Our President and Chief Executive Officer, Richard Woolcott, is the son of our Chairman, René Woolcott. There are no other familial relationships between our executive officers and our directors.

Committees of the Board of Directors

We have a standing Audit Committee, Compensation Committee and Nominating and Corporate Governance Committee. Our Audit Committee, Compensation Committee and Nominating and Corporate Governance Committee charters are available on our website, www.volcom.com, under the Investor Relations section. The inclusion of our website address in this proxy statement does not include or incorporate by reference the information on our website into this proxy statement.

Audit Committee

Our Audit Committee consists of three directors, Messrs. Tyson (Chairman), Palma and Womack. Each of these directors is independent as defined by the applicable rules of the NASDAQ and SEC. Each member of the Audit Committee meets the financial literacy and experience requirements of the applicable SEC and NASDAQ rules. Mr. Tyson serves as the chairperson of the Audit Committee and our board of directors has determined that each of Messrs. Tyson and Womack is an “audit committee financial expert” under applicable SEC rules. Our independent auditors and our internal finance personnel regularly meet privately with and have unrestricted access to our Audit Committee. The Audit Committee acts pursuant to an Audit Committee charter intended to satisfy applicable SEC and NASDAQ rules. During fiscal 2007, our Audit Committee met eight times.

Our Audit Committee charter requires that the Audit Committee oversee our corporate accounting and financial reporting processes. The primary duties of our Audit Committee are to, among other things:

•	evaluate our independent auditors’ qualifications, independence and performance;

•	determine the engagement and compensation of our independent auditors;

•	approve the retention of our independent auditors to perform any proposed, permissible non-audit services;

•	monitor the rotation of partners of the independent auditors on our engagement team as required;

•	review our consolidated financial statements;

•	meet with our management periodically to consider the adequacy of our internal controls and the objectivity of our financial reporting;

•	establish procedures for the receipt, retention and treatment of complaints regarding internal accounting controls or auditing matters and the confidential, anonymous submissions by employees of concerns regarding questionable accounting or auditing matters;

•	review on an ongoing basis and approve related party transactions;

•	prepare the reports required by the rules of the SEC to be included in our annual proxy statement; and

•	discuss, with our management and our independent auditors, the results of our annual audit and the review of our quarterly consolidated financial statements.

Compensation Committee

Our Compensation Committee consists of three directors, Messrs. Womack (Chairman), Ingram and Wulff. Each of these directors is independent under NASDAQ rules and qualifies as a non-employee director and an outside director for purposes of Rule 16b-3 under the Securities Exchange Act of 1934, as amended, or the Exchange Act, and Section 162(m) of the Code, respectively. During fiscal 2007, our Compensation Committee met three times.

We have adopted a Compensation Committee charter, which outlines the Compensation Committee’s primary duties to include, among other things:

•	establishing overall employee compensation policies and recommending to our board of directors major compensation programs;

•	reviewing and approving the compensation of our corporate officers and directors, including salary and bonus awards;

•	administering our various employee benefit, pension and equity incentive programs;

•	reviewing executive officer and director indemnification and insurance matters;

•	managing and reviewing any employee loans; and

•	preparing an Annual Report on executive compensation for inclusion in our proxy statement.

During the first quarter of each year, the Compensation Committee generally reviews and approves the bonus plan and salaries for the upcoming year for each of the corporate officers who has a base salary in excess of $150,000, the Chief Financial Officer, the Chief Operating Officer and the Chief Executive Officer. The Compensation Committee does not delegate its authority to other persons. The Compensation Committee does not currently use the services of a compensation consultant.

Executive Compensation.  Except for the Chief Executive Officer’s compensation, compensation of executives is recommended to the Compensation Committee by the Chief Executive Officer based upon internal benchmarking done by Volcom, competitive factors and on Volcom’s overall performance. The Chief Executive Officer’s compensation is discussed among the Chairman of the Compensation Committee, the Chairman of the board of directors and the Chief Executive Officer. The Chairman of the Compensation Committee then makes a recommendation to the entire Compensation Committee for discussion and approval. Compensation decisions for executives are made by the Compensation Committee after evaluating all components of compensation and assessing total compensation.

Director Compensation.  The Company targets director compensation at a level approximately equal to similarly situated companies based on revenue, market capitalization, length of time as a public company and industry. Management makes an initial recommendation to the Compensation Committee for director compensation based upon the benchmarking materials prepared by Volcom. The Compensation Committee then makes a recommendation to the full board of directors for approval of director compensation.

Nominating and Corporate Governance Committee

Our Nominating and Corporate Governance Committee consists of three directors, Messrs. Ingram (Chairman), Palma and Wulff. Each of these directors is independent under NASDAQ rules. During fiscal 2007, our Nominating and Corporate Governance Committee met one time. We have adopted a Nominating and Corporate Governance Committee charter which outlines the Nominating and Corporate Governance Committee’s primary duties to include, among other things:

•	establishing standards for service on our board of directors and nominating guidelines and principles;

•	identifying individuals qualified to become members of our board of directors and recommending director candidates for election to our board of directors;

•	considering and making recommendations to our board of directors regarding its size and composition, committee composition and structure and procedures affecting directors;

•	establishing policies regarding the consideration of any director candidates recommended by our stockholders, and the procedures to be followed by stockholders in submitting such recommendations;

•	evaluating and reviewing the performance of existing directors; and

•	monitoring our corporate governance principles and practices and making recommendations to our board of directors regarding governance matters, including our certificate of incorporation, bylaws and charters of our committees.

Director Candidates

In the event of a vacancy on the board of directors, the process followed by the Nominating and Corporate Governance Committee to identify and evaluate director candidates includes requests to board members and others for recommendations, meetings from time to time to evaluate biographical information and background material relating to potential candidates and interviews of selected candidates by members of the Nominating and Corporate Governance Committee and the board of directors.

In considering whether to recommend any particular candidate for inclusion in the board’s slate of recommended director nominees, the Nominating and Corporate Governance Committee applies the criteria set forth in our Policy and Procedures Regarding the Qualification, Identification, Consideration and Selection of Director Candidates (Including Stockholder Nominees). These criteria include the candidate’s independence, knowledge, judgment, diversity, age, skills, education, character, standing in the community and industry and financial background and experience. The committee does not assign specific weights to particular criteria and no particular criterion is a prerequisite for each prospective nominee. We believe that the backgrounds and qualifications of our directors, considered as a group, should provide a composite mix of experience, knowledge and abilities that will best allow the board to fulfill its responsibilities.

Stockholders may recommend individuals to the Nominating and Corporate Governance Committee for consideration as potential director candidates by submitting their names, together with appropriate biographical information and background materials including materials to determine whether the candidate is independent from us, a resume of the candidate, a consent from the candidate and a description of any arrangements or undertakings between the stockholder and the candidate regarding nomination, proof that the stockholder or group of stockholders making the recommendation has beneficially owned our common stock for at least a year as of the date such recommendation is made and such other information as reasonably requested by us, to the Nominating and Corporate Governance Committee, c/o General Counsel, Volcom, 1740 Monrovia Avenue, Costa Mesa, CA 92627. Assuming that appropriate biographical and background material has been provided on a timely basis, the committee will evaluate stockholder-recommended candidates by following substantially the same process, and applying substantially the same criteria, as it follows for candidates recommended by our board or others. If the board determines to nominate a stockholder-recommended candidate and recommends his or her election, then his or her name will be included in the proxy card for the next annual meeting.

Code of Ethics and Business Conduct

Our board of directors has adopted a code of business conduct and ethics that applies to all of our employees, executive officers and directors. Our code of business conduct and ethics is posted on our website, www.volcom.com, under the Investor Relations section. In addition, a copy of the code of business conduct and ethics will be provided without charge upon request to the Corporate Secretary, Volcom, Inc., 1740 Monrovia Avenue, Costa Mesa, California 92627. We intend to disclose future amendments to certain provisions of our code of business conduct and ethics, or waivers of such provisions, applicable to our directors and executive officers, at the same location on our website identified above. The inclusion of our website address in this proxy statement does not include or incorporate by reference the information on our website into this proxy statement.

Director Compensation

The table below summarizes the compensation received by our non-employee directors for the year ended December 31, 2007.

	Fees Earned or	Option	All Other	Total
Director	Paid in Cash(1)	Awards(2)	Compensation(3)	Compensation

René R. Woolcott	$60,000	$0	$3,360	$63,360
Douglas S. Ingram	$32,000	$28,505	$0	$60,505
Anthony M. Palma	$30,000	$28,505	$0	$58,505
Joseph B. Tyson	$35,000	$28,505	$0	$63,505
Carl W. Womack	$32,000	$28,505	$0	$60,505
Kevin G. Wulff	$30,000	$28,505	$0	$58,505

(1)	Any member of our board who is also an employee does not receive any additional compensation for serving on our board of directors. Our Chairman, René R. Woolcott, received an annual retainer of $60,000 for his services as Chairman of the board of directors during 2007; he does not receive any equity awards. Our other non-employee directors receive an annual retainer of $30,000, effective January 1, 2007, payable in monthly installments. An additional annual retainer of $5,000 is paid to the Audit Committee Chairperson and an additional annual retainer of $2,000 is paid to each other committee chairperson. A prorated annual retainer is paid to any person who becomes a committee chair on a date other than the date of the annual meeting of our stockholders. Our Board members are expected to attend each meeting of the board of directors and their respective committee meetings and so we do not pay a per-meeting attendance fee. We reimburse Board members for reasonable travel expenses in connection with attending Board and committee meetings.

(2)	Each non-employee director (other than René Woolcott) is entitled to receive an annual option to purchase 2,000 shares of our common stock on the date of the annual meeting, which option vests in full on the first anniversary of the date of grant. All options are granted with an exercise price equal to the closing sale price on the date of grant, have a ten year term and their vesting is conditioned upon continued service on the board through the vesting date. The amounts shown are the amounts of compensation cost recognized by us in fiscal year 2007 related to grants of stock options in fiscal year 2007 and in prior fiscal years, as described in Financial Accounting Standards No. 123R. For a discussion of valuation assumptions, see Footnote 10, “Stockholders’ Equity” to our 2007 consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2007.

The grant date fair value of the options to purchase 2,000 shares of our common stock granted on May 8, 2007 was $28,505, based on the Black-Scholes model of option valuation to determine grant date fair value, as prescribed under Financial Accounting Standards No. 123R. The following assumptions were used in the Black-Scholes model: market price of stock, $42.07; exercise price of option, $42.07; expected stock volatility, 55.7%; risk-free interest rate, 4.68% (based on the 2-year treasury bond rate); expected life, 2 years; and no dividends during the expected term.

As of December 31, 2007, each non-employee director, other than René Woolcott, held 5,000 fully-vested options and 2,000 options that vest on May 8, 2008. René Woolcott does not hold any options to purchase our common stock.

(3)	Represents club dues paid by our company on behalf of René Woolcott.

FEES PAID TO DELOITTE & TOUCHE LLP

The following table presents the aggregate fees billed for the indicated services performed by Deloitte & Touche LLP during the years ended December 31, 2007 and December 31, 2006.

	2006	2007

Audit Fees	$586,658	$546,734
Audit-Related Fees	30,174	22,000
Tax Fees	173,512	219,659
All Other Fees	0	0

Total Fees	$790,344	$788,393

Audit Fees.  Audit Fees consist of fees billed by Deloitte & Touche LLP for professional services rendered in connection with the audit of our annual consolidated financial statements for 2007 and 2006, the audit of our internal control over financial reporting, the review of interim consolidated financial statements included in our quarterly reports on Form 10-Q and other regulatory filings, including our 401(k) plan audit.

Audit-Related Fees.  Audit-Related Fees consist of fees billed for professional services that are reasonably related to the performance of the audit or review of our consolidated financial statements but are not reported under “Audit Fees.” Such fees include, among other things, secondary offering filings, acquisition-related work and certain consultations concerning financial accounting and reporting standards.

Tax Fees.  Tax Fees consist of professional services for tax compliance and strategy activities, including the preparation of federal and state tax returns and related tax compliance matters. Tax strategy activity fees were $156,860 of the total for tax fees during 2007.

All Other Fees.  There were no fees billed by Deloitte & Touche LLP for other services in 2007 or 2006.

In considering the nature of the services provided by Deloitte & Touche LLP, the Audit Committee determined that such services are compatible with the provision of independent audit services.

Policy on Audit Committee Pre-Approval of Audit and Permissible Non-Audit Services

The Audit Committee is responsible for reviewing the terms of the proposed engagement of the independent registered public accounting firm for audit or permissible non-audit services and for pre-approving all such engagements. Any proposed services exceeding $5,000 require specific pre-approval by the Audit Committee. Services below $5,000 must be of the types specifically pre-approved by the Audit Committee and the Audit Committee is informed of all engagements of our independent registered public accounting firm. In providing any pre-approval, the Audit Committee considers whether the services to be approved are consistent with the SEC’s rules on auditor independence. In fiscal years 2007 and 2006, all of the fees paid to our independent registered public accounting firm were pre-approved by the Audit Committee pursuant to our policy.

OWNERSHIP OF SECURITIES

The following table sets forth as of March 10, 2008 the number and percentage of the outstanding shares of Volcom common stock which, according to the information supplied to us, are beneficially owned by (i) each person who, to our knowledge, is the beneficial owner of more than 5% of our outstanding common stock, (ii) each person who is currently a member of our board of directors or is a nominee for election to our board of directors, (iii) each named executive officer in the Summary Compensation Table that appears below and (iv) all of our current directors and executive officers as a group.

Beneficial ownership is determined in accordance with the rules of the SEC. Except as indicated in the footnotes to this table and pursuant to state community property laws, each stockholder named in the table has sole voting and investment power for the shares shown as beneficially owned by such stockholder. Percentage of ownership is based on 24,417,520 shares of common stock beneficially owned on March 10, 2008. The number of shares of common stock outstanding used in calculating the percentage for each listed person and entity (and for all executive officers and directors as a group) includes common stock underlying options held by that person or entity (or by all executive officers and directors as a group, as the case may be) that are exercisable within 60 days of March 10, 2008, but excludes common stock underlying options held by any other person or entity. We do not currently permit pledges of our securities by Section 16 persons.

			Total Beneficial
		Rights to	Ownership of	Percentage of
	Volcom Common	Acquire Volcom	Volcom Common	Common Stock
Name and Address	Stock Owned (#)	Common Stock(#)(1)	Stock(#)	Beneficially Owned

5% Holders Not Listed Below:
Kwock Family Trust(2)	2,328,862	0	2,328,862	9.54%
Directors:
René R. Woolcott	2,089,992	0	2,089,992	8.56%
Richard R. Woolcott(3)	3,542,566	0	3,542,566	14.51%
Douglas S. Ingram	2,500	7,000	9,500	*
Anthony M. Palma	0	7,000	7,000	*
Joseph B. Tyson	0	7,000	7,000	*
Carl W. Womack	10,000	7,000	17,000	*
Kevin G. Wulff	620	7,000	7,620	*
Named Executive Officers:
Douglas P. Collier(4)	326,824	0	326,824	1.30%
Jason W. Steris	100,000	0	100,000	*
Tom D. Ruiz(5)	28,957	15,000	43,957	*
Troy C. Eckert	90,872	0	90,872	*
All executive officers and directors as a group (13 persons)	6,193,861	68,000	6,261,861	25.64%

*	Represents less than 1%

(1)	Represents shares of common stock that the holder may acquire upon exercise of currently vested options or options that will become vested within 60 days after March 10, 2008.

(2)	This information is based on a Schedule 13G filed by the Kwock Family Trust with the SEC on February 14, 2008. Such shares were previously held by the Malcolm Trust. Stephanie Kwock, as the settlor of the Malcolm Trust, revoked the Malcolm Trust and transferred these shares to the Kwock Family Trust on March 10, 2006. Stephanie Kwock and, her husband, Daniel Kwock are the trustees, trustors and beneficiaries of the Kwock Family Trust, each with the unilateral power to revoke the trust. As trustees, each of Stephanie and Daniel Kwock is deemed to have shared voting and investment power with respect to the shares held by the Kwock Family Trust. The address for the Kwock Family Trust is 411 East Carrillo, Santa Barbara, California 93101.

(3)	Mr. Richard Woolcott is also a Named Executive Officer.

(4)	Represents shares held by The Collier Family Trust. Douglas Collier is the Co-Trustee of The Collier Family Trust, and exercises sole voting and dispositive power with respect to these shares.

(5)	Represents shares held by The Ruiz Family Trust. Tom Ruiz is the Co-Trustee of The Ruiz Family Trust, and exercises sole voting and dispositive power with respect to these shares.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

The members of our board of directors, our executive officers and persons who beneficially own more than 10% of Volcom’s outstanding common stock are subject to the requirements of Section 16(a) of the Exchange Act, which requires them to file reports with the SEC with respect to their ownership and changes in their ownership of common stock and other derivative Volcom securities. Based upon (i) the copies of Section 16(a) reports that we received from such persons for their transactions in 2007 in Volcom securities and their holdings of Volcom securities, and (ii) the written representations received from one or more of such persons that no unfiled annual Form 5 reports were required to be filed by them for 2007, we believe that all reporting requirements under Section 16(a) for such year were met in a timely manner by our directors, executive officers and beneficial owners of greater than 10% of our common stock, except that the Company was late filing one report concerning a transaction for each of René Woolcott in July 2007, Richard Woolcott in November 2007, and Troy Eckert in July 2007.

VOLCOM EXECUTIVE OFFICERS

The following table sets forth, as of March 10, 2008, our executive officers.

Richard R. Woolcott, 42, serves as our President, Chief Executive Officer and Director. His biography is contained in the section of this proxy statement entitled “Election of Directors.”

Douglas P. Collier, 45, has served as our Chief Financial Officer and Secretary since 1994. He has also served as our Treasurer since April 2005. From 1991 to 1994, Mr. Collier served as Controller at Mary Tyler Moore Studios. Mr. Collier was a Senior Tax Specialist with KPMG from 1987 to 1990. Mr. Collier is a licensed Certified Public Accountant. He earned a B.S. in Business Administration and an M.S. in Accounting from San Diego State University.

Jason W. Steris, 38, Jason has served as our Chief Operating Officer since 1998. From 1995 to 1998, he served as our National Sales Manager and from 1993 to 1995 he served as our Southern California Sales Representative. Prior to Mr. Steris joining us in 1993, he worked in action sports retail for eight years with Laguna Surf & Sport in various positions, including store manager and buyer.

Tom D. Ruiz, 47, has served as our Vice President of Sales since 1998. Prior to joining us, Mr. Ruiz was the Vice President of Sales and Marketing for Yaga Clothing from 1994 to 1998. From 1990 to 1994, he was owner and President of Bleick Jeans. Prior to forming Bleick Jeans, he held numerous sales positions with Quiksilver, Inc. from 1984 to 1990. Mr. Ruiz has served as a member of the board of directors of the Surf Industry Manufacturers Association since 2005.

Troy C. Eckert, 35, was the third person to join us and has served as our Vice President of Marketing since January 2001. Prior to January 2001, he held the position of Marketing Director since 1994. Mr. Eckert joined us in 1991 as our main team rider and as a marketing assistant. In addition to his overall marketing duties, Mr. Eckert is charged with developing our skateboarding, snowboarding and surfing teams, our special events programs and co-developing Veeco Productions. He is a world class surfer and a three-time champion of the H2O Winter Classic combined surf/snow competition.

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

General Compensation Policy.  Volcom is guided by the following key principles in determining total compensation and the combination of the elements of total compensation for executive management:

1. Competition.  Compensation should reflect the competition in the marketplace so that Volcom can attract, retain and motivate talented executives to ensure Volcom’s long-term success.

2. Accountability for Business Performance.  Compensation should be partly tied to Volcom’s financial performance so that executives are held accountable through their compensation for Volcom’s performance.

3. Accountability for Individual Performance.  In some cases, compensation should be tied to the individual’s performance to encourage and reflect contributions to Volcom’s performance, which may not be fully evident in our overall performance.

4. Alignment with Stockholder Interests.  The interests of management and stockholders should be aligned. The Compensation Committee believes that these interests are best aligned through rewarding executives for Volcom performance in the form of increased base salaries and bonus potential.

Determination of Compensation.  The Compensation Committee reviews the compensation, including prior equity awards, of each executive officer of Volcom from the past year when setting compensation for the current year. In addition, the Compensation Committee reviews each executive’s prior year performance, Volcom’s overall prior year performance and overall market conditions. The Compensation Committee reviews the following data for a market check when setting each element of executive compensation: (i) competitors in the action sports apparel market; (ii) similarly sized apparel companies based on geography, revenue, earnings and market capitalization; and (iii) similarly sized companies in other industries based on geography, revenue, earnings and market capitalization. Companies reviewed for a market check in 2007 were the following: Quiksilver, Billabong, Oakley, Sketchers, Guess?, Ashworth, Columbia, Crox, Kenneth Cole, True Religion, Oxford Industries, Kellwood, Big Dog, Hot Topic, Jos A. Bank, Under Armour, Zumiez, Trizetto Group and Epicor Software. The Compensation Committee only uses this data as a market check to confirm that Volcom executive compensation is reasonable based upon market capitalization, revenue, profitability, geography and industry. The Chief Executive Officer and Chairman recommend to the Compensation Committee each executive’s compensation other than the compensation of the Chief Executive Officer. The Chief Executive Officer’s compensation is recommended to the Chairman of the Compensation Committee by the Chairman of the board of directors after consultation with the Chief Executive Officer. The full Committee then discusses and approves the Chief Executive’s compensation.

Elements and Composition of Total Executive Officer Compensation.  The Compensation Committee applies the following guiding philosophical principles in developing and establishing the elements of Volcom’s executive management compensation program and in determining the compensation for each executive. Volcom’s executive compensation program is designed to provide a balanced mix of pay that incorporates the following key components:

1. Annual Base Cash Compensation.  Base salaries provide our executive officers with a degree of financial certainty and stability and also reward our executives for performing their core job duties, individual achievements and contributions.

In January 2007, base salaries were increased 6.7% for all named executive officers (except Mr. Eckert) as follows: (i) Mr. Richard Woolcott’s base salary was increased from $375,000 to $400,000, and (ii) Messrs. Collier, Steris and Ruiz’s base salaries increased from $300,000 to $320,000. These raises were consistent with historical executive raises. In January 2007, Mr. Eckert’s salary was increased from $225,000 to $250,000, an approximate 11% increase. In February 2007, Mr. Eckert’s salary was again increased to $320,000, a 28% increase, effective July 1, 2007. The increases to Mr. Eckert’s base salary were made to bring his base salary to the same level as the base salaries of Messrs. Collier, Steris and Ruiz in recognition of Mr. Eckert’s level of responsibility, continuing contributions to Volcom and market pressures. Annual base compensation is generally determined based on the application of prior-year Volcom performance, and the current year

Volcom performance outlook. Volcom prefers to review these factors when determining base compensation rather than relying upon a formulaic percentage increase over the prior year or specific benchmarking.

2. Annual Cash Bonus.  Executive bonuses are based on the historical practice of bonus potential being a pre-determined percentage of base salary. The Compensation Committee evaluates bonuses in relation to base salary and total compensation for our comparable companies, such as those used in the market check studies.

The 2007 Cash Bonus Plan was designed to reward executive and senior management-level employees for primarily Company performance, and to a lesser extent individual performance. A total of ten employees participate in the plan. The total potential bonus for any individual is between 50% and 75% of that person’s base salary, based on position, as set forth in the table below for our named executive officers. The Compensation Committee designed this program to ensure that increasing portions of compensation are “at risk” depending upon Company performance for those members of executive and senior management with the greatest influence on corporate results. Cash bonuses under the plan were paid after the end of the fiscal year, in a lump sum to those officers employed by the Company at December 31, 2007.

		Bonus	Bonus
	Bonus	Potential	Potential
	Potential as a	Based on	Based on
	Percentage of	Individual	Corporate	Total Bonus
Named Executive Officer	Salary	Goals	Goals	Potential

Mr. Woolcott	75%	0	100%	$300,000
Mr. Collier	75%	0	100%	$240,000
Mr. Steris	75%	0	100%	$240,000
Mr. Ruiz	N/A	100%	N/A	$295,000
Mr. Eckert	75%	66.33%	33.33%	$213,750	*

*	Mr. Eckert’s total bonus potential is based upon a base salary of $250,000 from January 1, 2007 — June 30, 2007 and a base salary of $320,000 from July 1, 2007 through December 31, 2007.

Volcom Performance Component.  The portion of the bonuses, based on Volcom performance, are measured against pre-determined performance thresholds for our earnings per share, as described below:

Consolidated 2007
Percentage of Bonus Potential	Diluted Earnings Per Share

100%	$1.46 or greater
80%	$1.42-$1.45
60%	$1.38-$1.41
40%	$1.34-$1.37
20%	$1.30-$1.33
0%	$1.30 or less

Based on our achievement of consolidated 2007 diluted earnings per share of $1.37, forty percent of the Volcom performance bonus potential was awarded to each of the Named Executive Officers in February 2008.

Individual Performance Component.  Individual performance was measured against pre-determined objectives for the participants, other than Messrs. Woolcott, Collier, and Steris (who were judged solely on the Volcom Performance Component). These individual performance measures reflect what each executive or senior member of management must do in order for Volcom to meet its short-and long-term business goals. Individual objectives vary in detail and subject matter based on the officer’s department. Typical objectives include achieving sales, financial, profit margin and development objectives; executing strategic transactions; increasing productivity and operating measures and identifying and implementing cost reduction and efficiency measures.

Eckert Bonus.  For fiscal 2007, Mr. Eckert’s individual performance measures were tied to achieving certain pre-determined goals, specifically (i) staying within the marketing budget (25% of base salary) and (ii) achieving certain marketing objectives such as innovative and creative advertising (25% of base salary). In February 2008,

Mr. Eckert was awarded 75% of his potential for staying within the marketing budget and 100% of his potential for achieving his marketing objectives during 2007.

Ruiz Bonus.  Mr. Ruiz’s 2007 bonus was tied to (i) achieving pre-determined Volcom product sales targets generated from sales to customers in the United States, Canada, Asia Pacific, Central America and South America that are served by the Company’s United States operations and excluding all royalty amounts, Volcom owned retail store sales and sales from the company’s Volcom Entertainment subsidiary and (ii) achieving pre-determined margin targets on these revenues, as set forth in the table below:

Sales Growth Target %*	Bonus	Product Gross Margin %	Bonus

	Pro-Rata to
0-14.9%	$149,000	0-48.5%	$0
15%	$150,000	48.6%	$35,000
20%	$200,000	49.1%	$40,000
25%	$250,000	49.6%	$45,000

*	The Sales Growth Bonus is paid pro-rata for percentage increase that fall between the levels listed above and continue at the same rate for any increases above 25% (1% increase equates to a $10,000 increase) with no maximum. The Product Gross Margin Bonus is paid pro-rata for each 1/10th of a point of product gross margin beginning at 48.6% and also has no maximum. Mr. Ruiz’s total bonus could have exceeded $295,000 had he exceeded the 25% Sales Growth Target and 49.6% Product Gross Margin Target.

In February 2008, Mr. Ruiz was awarded a bonus of $138,000 based on the criteria described above based on the company achieving a sales growth rate of 13.8% ($138,000 bonus) and a product gross margin of 47.1% ($0 bonus).

At the end of the fiscal year the Compensation Committee meets to review and certify fiscal performance and individual performance. The Compensation Committee retains the discretion to award bonuses if the performance goals are not met and to provide additional compensation if the goals are exceeded. Historically, the Compensation Committee has not exercised, and in 2007 the Compensation Committee did not exercise, this discretion.

3. Long-Term Equity and Cash Incentive Compensation.  To date, long-term equity and cash incentive compensation has not played a significant role in total compensation. The grant of long-term equity incentive compensation (including stock options and restricted stock) is considered by the Compensation Committee on a case-by-case basis. The Compensation Committee does not currently view long-term incentive compensation as a meaningful component of total executive compensation and desires to minimize stockholder dilution. Most of the current members of senior management have considerable ownership in Volcom, which ownership the Compensation Committee believes sufficiently aligns the current executive team’s interests with the interests of Volcom’s stockholders. The Compensation Committee did not grant any long-term equity compensation during 2007 to any named executive officers. All equity grants require the approval of the Compensation Committee.

4. Other Elements of Total Compensation.  Volcom does not offer its executives any type of non qualified deferred compensation, defined contribution plan, or defined benefit plan, nor do we have any severance or change in control arrangements with any executive officer. We do provide a 401(k) for all employees, including executives, with Volcom matching up to six percent of the contribution limit.

Our Chief Executive Officer receives an automobile allowance of up to $21,400 per year, which amount we believe is sufficient to provide for the lease of an automobile and all insurance, repair and fuel costs. In addition, we pay approximately $4,320 for club dues. Both of these perquisites reflect historical perquisites provided to Mr. Woolcott for his services as Chief Executive Officer since approximately 1999. No other executive of Volcom receives any perquisites that are not available to all employees of Volcom.

5. Policies with Respect to Security Ownership Requirements.  Volcom does not have a policy with respect to security ownership; most of the current members of senior management have considerable ownership in Volcom, which ownership the Compensation Committee believes sufficiently aligns the current executive team’s interests with the interests of Volcom’s stockholders. Volcom does not currently permit executives to hedge their position in Volcom stock.

6. Policy on Deductibility of Compensation.  Section 162(m) of the Internal Revenue Code of 1986, as amended, limits the tax deductibility by a company of annual compensation in excess of $1,000,000 paid to the Chief Executive Officer and any of its three other most highly compensated executive officers, other than the Chief Financial Officer. However, certain performance-based compensation is excluded from the $1,000,000 limit if, among other requirements, the compensation is payable only upon attainment of pre-established, objective performance goals and the board of directors committee that establishes such goals consists only of “outside directors.” Additionally, stock options will qualify for the performance-based exception where, among other requirements, the exercise price of the option is not less than the fair market value of the stock on the date of grant, and the plan includes a per-executive limitation on the number of shares for which options may be granted during a specified period.

All members of the Compensation Committee qualify as outside directors under Section 162(m). Our 2005 Incentive Award Plan and 2007 Cash Bonus Plan have been designed with the intent to allow us to pay performance-based compensation under Section 162(m) of the Internal Revenue Code of 1986, as amended. While the tax impact of any compensation arrangement is one factor to be considered, such impact is evaluated in light of the Compensation Committee’s overall compensation philosophy. The Compensation Committee will consider ways to maximize the deductibility of executive compensation, while retaining the discretion the Compensation Committee deems necessary to compensate officers in a manner commensurate with performance and the competitive environment for executive talent. However, from time to time the Compensation Committee may award compensation which is not fully deductible if the Compensation Committee determines that such award is consistent with its philosophy and is in the best interests of Volcom and its stockholders.

Summary Compensation Table

The following table shows the compensation awarded, paid to, or earned by our Chief Executive Officer, our Chief Financial Officer and three other executive officers whose total compensation exceeded $100,000 in fiscal year 2007 for services rendered in all capacities to us and our subsidiaries for the year ended December 31, 2007:

						Non-Equity
					Option	Incentive Plan	All Other	Total
Name and Principal Position	Year	Salary(1)		Bonus	Awards(2)	Compensation(3)	Compensation(4)	Compensation

Richard R. Woolcott,	2007	$400,000		$0	0	$120,000	$24,750	$544,750
President and Chief Executive Officer	2006	$375,000		$0	0	$281,500	$22,300	$657,400
Douglas P. Collier,	2007	$320,000		$0	0	$96,000	$930	$416,930
Chief Financial Officer, Secretary and Treasurer	2006	$300,000		$0	0	$225,000	$900	$525,900
Jason W. Steris,	2007	$320,000		$0	0	$96,000	$930	$416,930
Chief Operating Officer	2006	$300,000		$0	0	$225,000	$900	$525,900
Tom D. Ruiz,	2007	$320,000		$0	$42,964	$138,000	$930	$501,894
Vice President of Sales	2006	$300,000		$0	$42,964	$245,928	$900	$589,792
Troy C. Eckert,	2007	$285,000	(5)	$0	0	$156,750	$0	$441,750
Vice President of Marketing(4)	2006	$225,000		$0	0	$112,500	$840	$338,340

(1)	Includes any amount of salary deferred under our 401(k) plan otherwise payable in cash during the year.

(2)	The amounts shown represent the compensation cost recognized by us in fiscal 2007 related to the grant of 50,000 options granted on June 29, 2005 to Mr. Ruiz. For a discussion of valuation assumptions, see Note 10 to our 2007 Consolidated Financial Statements included in our Annual Report on Form 10-K for the year ended December 31, 2007.

(3)	Represents cash awards payable under the 2007 Cash Bonus Plan. The total potential bonus was 75% of each of the Named Executive officer’s base salary (other than Mr. Ruiz). The bonus payable to each of Messrs. Woolcott, Collier and Steris is based 100% on the Company’s actual earnings per share against pre-established targets. Since our 2007 earnings per share were $1.37, these named executive officers received 40% of their bonus potential for fiscal 2007. Mr. Eckert’s bonus is payable 33 1/3% based on our earnings per share against pre-established targets (as discussed above) and 66 2/3% based on individual performance against pre-established marketing targets, each of which are disclosed under “Non-Equity Incentive Plan Compensation.” Mr. Ruiz’s bonus is payable based on achieving certain pre-determined sales targets and gross margin targets. See “Compensation Discussion and Analysis — Annual Cash Bonus” and “Grant of Plan Based Awards” for a more complete description of the 2007 Cash Bonus Plan.

(4)	The amounts shown consist of amounts received by the named executive officers in the form of 401(k) matching contributions and an automobile allowance and club dues for Richard Woolcott as follows:

Named Executive Officer	Year	Auto	Club Dues	401(k) Contribution

Richard R. Woolcott	2007	$19,500	$4,320	$930
Douglas P. Collier	2007	0	0	$930
Jason W. Steris	2007	0	0	$930
Tom D. Ruiz	2007	0	0	$930
Troy C. Eckert	2007	0	0	$0

(5)	Mr. Eckert’s salary was increased from $250,000 to $320,000 effective as of July 1, 2007. The salary shown is total salary earned by Mr. Eckert during 2007.

Grants of Plan-Based Awards

		Potential Payouts Under Non-Equity
		Incentive Plan Awards(1)
Name	Grant Date	Threshold	Target	Max.

Richard R. Woolcott	2/6/2007	$60,000	$300,000	$300,000
Douglas P. Collier	2/6/2007	$48,000	$240,000	$240,000
Jason W. Steris	2/6/2007	$48,000	$240,000	$240,000
Tom D. Ruiz	2/6/2007	$35,000	$295,000	$295,000	(1)
Troy C. Eckert	2/6/2007	$14,250	$213,750	$213,750

(1)	The 2007 Cash Bonus Plan was designed to reward executive and senior management-level employees for primarily Company performance, and to a lesser extent individual performance. The total potential bonus was between 50% and 75% of the officer’s base salary based on position. Bonuses are payable to Messrs. Woolcott, Collier and Steris based solely on the Company’s performance against targeted earnings per share for fiscal 2007 of $1.46, with 100% of the maximum bonus payable if the targeted earnings per share are achieved, and a pro rata portion of the maximum bonus payable if less than targeted earnings per share are achieved, based on 20% increments of target. Thus, the maximum bonus potential was equal to the target bonus and the threshold payment was 20% of target bonus payable based on achievement of a threshold earnings per share of $1.30-$1.33. No bonus was payable if earnings per share was $1.30 or less. Mr. Eckert’s bonus was payable 33 1/3% based on earning per share performance, as described above, and 66 2/3% for individual performance for certain pre-determined marketing goals. Mr. Eckert’s maximum bonus potential was also equal to his target bonus and the threshold payment was 20% of 33 1/3% of his target bonus payable based on achievement of a threshold earnings per share of $1.30-$1.33. Mr. Ruiz’s bonus was tied to achieving certain pre-determined sales targets and achieving certain pre-determined gross margin targets. Mr. Ruiz’s maximum could have exceeded $295,000 had we exceeded Sales Growth and Product Gross Margin targets, which would be very difficult. Mr. Ruiz’s threshold payment was based on achievement of a threshold Product Gross Margin of 48.6%. See “Compensation Discussion and Analysis — Annual Cash Bonus” for a more complete description of the 2007 Cash Bonus Plan. See the “Summary Compensation Table” for the actual awards paid under the 2007 Cash Bonus Plan based on fiscal 2007 performance.

Outstanding Equity Awards

The following table sets forth summary information regarding the outstanding equity awards held by each of our named executive officers at December 31, 2007:

	Number of	Number of
	Securities	Securities
	Underlying	Underlying
	Unexercised	Unexercised			Option
	Options	Options		Option	Expiration
Name	Exercisable	Unexercisable		Exercise Price	Date

Tom D. Ruiz	15,000	15,000	(1)	$19.00	6/29/2010

(1)	These options will vest in installments of 5,000, 5,000 and 5,000 shares on June 29, 2008, June 29, 2009 and June 29, 2010, respectively, subject to continued employment on such date.

Option Exercises

	Number of
	Securities	Value Realized on
Name	Acquired on Exercise	Exercise($)(1)

Tom D. Ruiz	20,000	$440,560

(1)	The value realized upon exercise of stock options reflects the price at which shares acquired upon exercise of the stock options were sold or valued for income tax purposes, net of the exercise price for acquiring the shares.

None of our named executive officers holds any shares of restricted stock or any other stock awards subject to vesting requirements.

Potential Payments Upon Termination or Change-in-Control

We do not currently have written employment agreements with any of our named executive officers, nor do we have any other arrangements, agreements or understanding providing benefits to any of our named executive officers with any payments or benefits upon termination of employment or a change in control.

COMPENSATION COMMITTEE REPORT

The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis with management, and based on the review and discussions, the Compensation Committee recommended to the board of directors that the Compensation Discussion and Analysis be included in our 2007 Annual Report on Form 10-K and in this proxy statement for the 2008 annual meeting of stockholders.

Submitted by the Compensation Committee of Volcom’s board of directors:

Carl W. Womack (Chair)
Douglas S. Ingram
Kevin G. Wulff

AUDIT COMMITTEE REPORT

The following is the report of the Audit Committee with respect to Volcom’s audited financial statements for the year ended December 31, 2007 and the notes thereto.

Review with Management.  The Audit Committee has reviewed and discussed Volcom’s audited financial statements with management.

Review and Discussions with Independent Accountants.  The Audit Committee has discussed with Deloitte & Touche LLP, Volcom’s independent registered public accounting firm, the matters required to be discussed by SAS

61 (Codification of Statements on Accounting Standards) which includes, among other items, matters related to the conduct of the audit of Volcom’s financial statements.

The Audit Committee has also received written disclosures and the letter from Deloitte & Touche LLP required by Independence Standards Board Standard No. 1 (which relates to the accountant’s independence from Volcom and its related entities) and has discussed with Deloitte & Touche LLP their independence from Volcom.

Conclusion.  Based on the review and discussions referred to above, the Audit Committee recommended to the board of directors that Volcom’s audited financial statements be included in Volcom’s Annual Report on Form 10-K for the year ended December 31, 2007.

Submitted by the Audit Committee of the board of directors:

Joseph B. Tyson (Chair)
Anthony M. Palma
Carl W. Womack

Notwithstanding anything to the contrary set forth in any of the Company’s previous filings under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, which might incorporate future filings made by the Company under those statutes, the preceding Compensation Committee Report and the Audit Committee Report will not be incorporated by reference into any of those prior filings, nor will such report be incorporated by reference into any future filings made by the Company under those statutes.

RELATED PARTY TRANSACTIONS

In accordance with our Audit Committee charter, our Audit Committee is responsible for reviewing and approving the terms and conditions of all related party transactions. Although we did not enter into any transaction that would require disclosure under Item 404 of Regulation S-K of the Exchange Act with any of our directors or executive officers or any of their immediate family members, if we were to do so, such transaction would need to be approved by our Audit Committee prior to our company entering into such transaction. A report is made to our Audit Committee annually disclosing all related parties that are employed by us and related parties that are employed by other companies that we had a material relationship with during that year, if any. No reportable transactions occurred since the beginning of fiscal 2007 or are currently proposed.

Indemnification Agreements

We have entered into indemnification agreements with our executive officers and directors containing provisions that may require us, among other things, to indemnify them against certain liabilities that may arise by reason of their status or service as executive officers or directors.

OTHER INFORMATION

2007 Annual Report to Stockholders

A copy of our 2007 Annual Report to Stockholders has been mailed concurrently with this proxy statement to all stockholders entitled to notice of and to vote at the annual meeting. The 2007 Annual Report to Stockholders is not incorporated into this proxy statement and is not considered proxy solicitation material.

Form 10-K for Year Ended December 31, 2007

On February 29, 2008 we filed with the SEC an Annual Report on Form 10-K for the year ended December 31, 2007. The Form 10-K has been reprinted as part of our 2007 Annual Report to Stockholders. Stockholders may also obtain a copy of the Form 10-K and any of our other SEC reports, free of charge, from the SEC’s website at www.sec.gov or from our website at www.volcom.com, or by writing to Investor Relations, Volcom, Inc., 1740 Monrovia Avenue, Costa Mesa, California 92627. The Annual Report on Form 10-K is not incorporated into this proxy statement and is not considered proxy solicitation material. Information contained on our website, other than this proxy statement, is not part of the proxy solicitation material and is not incorporated by reference herein.

By Order of the Board of Directors,

Douglas P. Collier
Chief Financial Officer, Secretary and
Treasurer

Costa Mesa, California
March 31, 2008

Please detach here

VOLCOM, INC.
ANNUAL MEETING OF STOCKHOLDERS
May 6, 2008
10:00 a.m.
Volcom Roadhouse
1660 Placentia Avenue
Costa Mesa, California 92627
THIS PROXY IS BEING SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

Volcom, Inc. 1740 Monrovia Avenue Costa Mesa, CA 92627	proxy

The undersigned hereby acknowledges receipt of the Notice of Annual Meeting of Stockholders to be held on May 6, 2008 and appoints Douglas P. Collier and S. Hoby Darling, or either one of them, with full power of substitution, as proxy for the undersigned, to vote all shares of Common Stock, $0.001 par value per share, of Volcom, Inc., owned of record by the undersigned, with all powers the undersigned would have if personally present at the Annual Meeting of Stockholders of Volcom, Inc. to be held on May 6, 2008 at 10:00 a.m. (Pacific Time) at the Volcom Roadhouse, 1660 Placentia Avenue, Costa Mesa, California 92627, and any adjournments or postponements thereof for any purpose.
THIS PROXY, WHEN PROPERLY SIGNED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS GIVEN, THIS PROXY WILL BE VOTED IN FAVOR OF EACH OF THE NOMINEES LISTED ON THE REVERSE SIDE AND IN FAVOR OF ITEM 2.
PLEASE COMPLETE, SIGN AND DATE ON REVERSE SIDE AND RETURN IT IN THE POSTAGE-PAID ENVELOPE PROVIDED.

Please Detach Here
▼ You Must Detach This Portion of the Proxy Card Before ▼
Returning it in the Enclosed Envelope
▼ DETACH PROXY CARD HERE ▼
The Board of Directors Recommends a Vote FOR Each of the Nominees and Item 2.

1. ELECTION OF DIRECTORS:	☐ Vote FOR all nominees (except as marked)	☐	Vote WITHHELD from all nominees

01 René R. Woolcott	05 Joseph B. Tyson
02 Richard R. Woolcott	06 Carl W. Womack
03 Douglas S. Ingram	07 Kevin G. Wulff
04 Anthony M. Palma

(Instructions: To withhold authority to vote for any indicated nominee, write the number(s) of the nominee(s) in the box provided to the right.)
2. Ratification of selection of Deloitte & Touche LLP as Independent Registered Public Accounting Firm

☐	FOR	☐	AGAINST	☐	ABSTAIN	☐	Address Change? Mark Box Indicate changes below:
THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS GIVEN, WILL BE VOTED FOR ALL NOMINEES AND ITEM 2.

Date

Signature

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Please sign exactly as your name(s) appear on Proxy. If held in joint tenancy, all persons must sign. Trustees, administrators, etc., should include title and authority. Corporations should provide full name of corporation and title of authorized officer signing the proxy.